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                                                                   Exhibit 23





                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Unisource Worldwide, Inc. pertaining to the Unisource Worldwide, Inc. Stock Award Plan of our reports dated October 16, 1996 (except for Notes 1 and 9, as to which the date is November 22, 1996), with respect to the consolidated financial statements and schedule of Unisource Worldwide, Inc. included in its Registration Statement on Form 10 filed with the Securities and Exchange Commission on November 26, 1996.


                                                               ERNST & YOUNG LLP


Philadelphia, Pennsylvania
December 16, 1996